As filed with the Securities and Exchange Commission on May 5, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Engility Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-3854852
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3750 Centerview Drive

Chantilly, VA 20151

(Address, including zip code, of principal executive offices)

Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan

(Full title of plan)

Thomas O. Miiller

Senior Vice President, General Counsel and Corporate Secretary

3750 Centerview Drive

Chantilly, VA 20151

(703) 708-1400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Ryan D. Thomas, Esq.

Jay H. Knight, Esq.

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,000,000	$19.79	$79,160,000	$7,971.42

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low prices of shares of the Common Stock, par value $0.01 per share, of the Registrant on the New York Stock Exchange on April 29, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 4,000,000 additional shares of Common Stock, issuable pursuant to the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan. The Registrant’s previously filed Registration Statements on Form S-8 (File Nos. 333-182720, 333-188994), as filed with the Securities and Exchange Commission on July 17, 2012, May 31, 2013 and March 16, 2015, are hereby incorporated herein by reference.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the “Exhibit Index” that immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, State of Virginia, on this 5th day of May 2016.

Engility Holdings, Inc.

By:	/s/ Thomas O. Miiller
Name:	Thomas O. Miiller
Title:	Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas O. Miiller, Wayne M. Rehberger and Jon Brooks, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Lynn A. Dugle	Director, Chief Executive Officer	May 5, 2016
Lynn A. Dugle	(Principal Executive Officer)

/s/ Wayne M. Rehberger	Senior Vice President and Chief Financial Officer	May 5, 2016
Wayne M. Rehberger	(Principal Financial Officer)

/s/ Richard B. Harkey	Vice President, Corporate Controller and Chief	May 5, 2016
Richard B. Harkey	Accounting Officer (Principal Accounting Officer)

/s/ Peter A. Marino	Co-Chairman	May 5, 2016
Peter A. Marino

/s/ David A. Savner	Co-Chairman	May 5, 2016
David A. Savner

/s/ Steven A. Denning	Director	May 5, 2016
Steven A. Denning

/s/ David M. Kerko	Director	May 5, 2016
David M. Kerko

/s/ Darryll J. Pines	Director	May 5, 2016
Darryll J. Pines

/s/ Anthony Principi	Director	May 5, 2016
Anthony Principi

/s/ Charles S. Ream	Director	May 5, 2016
Charles S. Ream

/s/ William G. Tobin	Director	May 5, 2016
William G. Tobin

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of Engility Holdings, Inc. dated February 26, 2015 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K12B, as filed with the Commission on February 27, 2015 (File No. 001-35487)).

4.2	Amended and Restated Bylaws of Engility Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K12B, as filed with the Commission on February 27, 2015 (File No. 001-35487)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.3 of the Company’s Post-Effective Amendment No. 1 to Form S-8 Registration Statement, as filed with the Commission on March 16, 2015 (File Nos. 333-188994, 333-182720)).

4.4	Stockholders Agreement, dated February 26, 2015, by and among Engility Holdings, Inc. and Birch Partners, L.P. and for the limited purposes set forth therein, KKR 2006 Fund L.P. and General Atlantic Partners 85, L.P., KKR Initial Investors and GA Initial Investors (as defined therein) (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K12B, as filed with the SEC on February 27, 2015 (File No. 001-35487)).

4.5	Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan (incorporated herein by reference to Appendix A to the Company’s proxy statement dated April 12, 2016 (File No. 001-35487).

5.1	Opinion of Bass, Berry & Sims PLC*

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1 hereto)*

23.2	Consent of PricewaterhouseCoopers LLP*

24.1	Power of Attorney (included on signature page of this registration statement)*

*	Filed herewith

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